FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 30, 2005

                             Strong Technical, Inc.
             (Exact name of registrant as specified in its charter)



      Delaware                       333-112111                  54-2100419
------------------------        --------------------         -------------------
(State of Incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)


               2591 Dallas Parkway, Suite 102, Frisco, Texas75034

           (Address of principal execute offices, including zip code)

                                 (469) 633-0100
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.01         Changes in Control of Registrant
                  --------------------------------

         On March 30, 2005, Richard Armstrong sold 14,635,000 restricted shares of common stock of Strong Technical Inc. to Halter Capital Corporation. Such stock represents 82.4% of all shares outstanding, and as a result of the sale the Registrant experienced a change in control. The purchase price of the shares was $273,500, paid in cash from the purchaser's existing funds. Upon closing, Pam Halter and Kevin Halter, Jr. were appointed to fill vacancies on the Board of Directors created by the resignation of the existing directors and Kevin Halter, Jr. was appointed as the Company's President. In addition, the Company transferred and assigned all intellectual property rights, customer lists, provider lists and agreements, business methods and goodwill associated with the technical staffing business of the Company to the Seller, in exchange for a the forgiveness by Seller of any existing or potential obligation of the Company to the Seller or any affiliate or family member of Seller, including any loans to the Company and accrued and unpaid salary to Seller or any affiliate or family member of Seller.

         At the same time, Richard Armstrong and seven other associated stockholders of the Company sold 2,990,000 registered shares of common stock to two unrelated purchasers for an aggregate consideration of $351,500.

         The purchase prices of all shares was determined by negotiation between unrelated sellers and purchasers.





ITEM 9.01         Financial Statements and Exhibits

         10.1     - Stock Purchase Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 31, 2005                     Strong Technical, Inc, Inc.
                                            (Registrant)

                                             By: /s/ Kevin Halter, Jr.
                                                --------------------------------
                                                Kevin Halter, Jr., President and
                                                Chief Executive Officer

















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

                                  EXHIBIT INDEX

Exhibit #10.1              Stock Purchase Agreement






















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